SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 2)

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2002

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland	21401
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (410) 224-8770

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

On July 24, 2002, FTI Consulting, Inc. (“FTI”) entered into an Agreement for the Purchase and Sale of Assets by and between FTI and PricewaterhouseCoopers LLP (“PwC”), pursuant to which FTI agreed to acquire certain assets and assume certain liabilities of PwC’s U.S. Business Recovery Services Division (“BRS”). BRS is one of the leading providers of bankruptcy, turnaround and financial restructuring services to businesses in the United States. On August 30, 2002, FTI completed the acquisition of BRS.

On September 13, 2002, FTI filed a current report on Form 8-K with the Securities and Exchange Commission (the “SEC”) stating that FTI had completed the acquisition and that the required financial statements and pro forma financial information would be filed within 60 days after the initial filing. On October 9, 2002, FTI filed with the SEC the required financial statements and information relating to the BRS acquisition on a current report on Form 8-K/A. This Amendment No. 2 to the current report on Form 8-K/A contains revised pro forma financial information.

(a)	Financial Statements of Acquired Business. Audited financial statements of PricewaterhouseCoopers Business Recovery Services Excluding its Broker/Dealer Activities at June 30, 2000, 2001 and 2002, and for each of the three years in the period ended June 30, 2002, including notes thereto (filed as Exhibit 99.1 to FTI’s current report on Form 8-K/A filed with the SEC on October 9, 2002).

(b)	Pro Forma Financial Information. Unaudited pro forma consolidated statements of income for the year ended December 31, 2001 and the nine-month period ended September 30, 2002, including notes thereto, and unaudited pro forma statements of income for BRS as a stand alone company for the year ended December 31, 2001 and the eight-month period ended August 30, 2002, including the note thereto, are attached as Exhibit 99.1 hereto.

(c)	Exhibits.

99.1	Unaudited pro forma consolidated statements of income for the year ended December 31, 2001 and the nine-month period ended September 30, 2002, including notes thereto, and unaudited pro forma statements of income for BRS as a stand alone company for the year ended December 31, 2001 and the eight-month period ended August 30, 2002, including the note thereto.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

By:	/s/ Theodore I. Pincus Theodore I. Pincus Executive Vice President and Chief Financial Officer

Date: March 3, 2003

3

EXHIBIT INDEX

Exhibit	Description

99.1

Unaudited pro forma consolidated statements of income for the year ended December 31, 2001 and the nine-month period ended September 30, 2002, including notes thereto, and unaudited pro forma statements of income for BRS as a stand alone company for the year ended December 31, 2001 and the eight-month period ended August 30, 2002, including the note thereto.

4